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VIVUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIVUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 14, 2004

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, (sometimes referred to herein as the Company), will be held on Monday, June 14, 2004, at 10:00 a.m., local time, at the Company’s corporate office located at 1172 Castro Street, Mountain View, CA 94040 for the following purposes:

1.	To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Included with the Proxy Statement is a copy of the Company’s Annual Report for the fiscal year ended December 31, 2003, which includes the Company’s audited financial statements and information about its operations, markets and products. We encourage you to read it.

        Only stockholders of record at the close of business on April 16, 2004 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if the stockholder has returned a Proxy.

By order of the Board of Directors

Leland F. Wilson
President and Chief Executive Officer

Mountain View, California
April 28, 2004

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE,
SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED
ENVELOPE.

TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
OTHER MATTERS

VIVUS, INC.

PROXY STATEMENT FOR THE 2004
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of VIVUS, Inc., a Delaware corporation (also referred to herein as the Company or VIVUS), for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on Monday, June 14, 2004, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1172 Castro Street, Mountain View, CA 94040.

        These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2003, including financial statements, were first mailed on or about April 28, 2004 to all stockholders entitled to vote at the Annual Meeting. The Company’s principal executive office is located at 1172 Castro Street, Mountain View, CA 94040, and its telephone number is (650) 934-5200. Our website is www.vivus.com, and we make our current and periodic reports that are filed with the Securities and Exchange Commission (“SEC”) available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Record Date and Shares Outstanding

        Stockholders of record at the close of business on April 16, 2004, or the Record Date, are entitled to notice and to vote at the Annual Meeting. At the Record Date, approximately 37,995,600 shares of the Company’s Common Stock, par value $0.001, were issued and outstanding and held of record by approximately 4,553 stockholders. At the Record Date, the Company did not have any shares of Preferred Stock outstanding. The Inspector of Election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Election at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The Company will bear the entire cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, or the Proxy, and any additional solicitation material furnished to stockholders of the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners and the Company expects to reimburse the corresponding forwarding expenses. The Company may elect to retain the services of a third party to solicit proxies, for which the Company estimates that it would pay a fee not to exceed $5,000. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone, facsimile, letter or electronic mail.

Quorum; Abstentions; Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election to determine whether or not a quorum is present. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote, or the Votes Cast, with respect to such matter.

        While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal, other than the election of directors. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Proxies

        Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Company’s Board of Directors and which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted FOR the election of the directors (Proposal No. 1), FOR the ratification of the appointment of KPMG LLP as the designated independent auditors (Proposal No. 2), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

        Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and the Company’s bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for the Company’s 2005 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and the Company’s bylaws must be received by the Company no later than December 30, 2004 to be considered for inclusion.

        If a stockholder intends to submit a proposal or nomination for director for our 2005 Annual Meeting of Stockholders that is not to be included in the Company’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give the Company notice in accordance with the requirements set forth in the Company’s bylaws no less than 35 days and no later than 60 days prior to the meeting. The Company’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to VIVUS, Inc., 1172 Castro Street, Mountain View, CA 94040, Attention: Chief Financial Officer.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Nominees for Director

        The Company’s bylaws authorize a board of six directors. A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors, or the Board, to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

        All directors hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. There are no family relationships between any of the directors or executive officers of the Company.

        The nominees, and certain information about them as of the Record Date, are set forth below.

Name of Nominee	Age	Position Held With the Company	First Became a Director

Virgil A. Place, M.D	79	Chairman of the Board, Chief Scientific Officer and Director	1991
Leland F. Wilson	59	President, Chief Executive Officer and Director	1991
Mark B. Logan (1) (2)	65	Director	1999
Mario M. Rosati (2) (3)	57	Secretary and Director	1999
Linda M. Dairiki Shortliffe, M.D. (1) (2) (3)	55	Director	1999
Graham Strachan (1)	66	Director	2001

_________________

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nominating and Governance Committee

        Virgil A. Place, M.D. is the founder of VIVUS and has been its Chief Scientific Officer and Chairman of the Board since the Company was formed in April 1991. Before joining VIVUS, Dr. Place was Principal Scientist and held a variety of executive positions including Vice President of Medical and Regulatory Affairs at ALZA Corporation from 1969 to 1993. In addition, Dr. Place served nine years on the ALZA Corporation Board of Directors. He received a B.A. in Chemistry from Indiana University and an M.D. from Johns Hopkins University. He is Board Certified in Internal Medicine, with specialty training at the Mayo Clinic.

        Leland F. Wilson has been President and a director of VIVUS since the Company was formed in April 1991 and Chief Executive Officer since November 1991. Prior to joining VIVUS, Mr. Wilson was Vice President of Marketing and Corporate Development of Genelabs Technologies, Inc. from 1989 to 1991. Mr. Wilson was Group Product Director, later promoted to Director of Marketing, at LifeScan, a Johnson & Johnson company, from 1986 to 1989. From 1973 to 1986, Mr. Wilson served in several research, marketing and sales positions for Syntex Research and Syntex Laboratories, Inc. Mr. Wilson received a B.S. and an M.S. from Pennsylvania State University.

        Mark B. Logan has been a director of VIVUS since March 1999. From 1994 until his retirement in May 2001, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of VISX Inc., a medical device company. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc. Previously, Mr. Logan was Senior Vice President & Chief Operating Officer and a member of the Board of Directors of Baush & Lomb, Inc., and has held senior executive positions with Becton, Dickinson and Co. and Wyeth, Inc. Mr. Logan serves as a director of Abgenix, a publicly traded biotechnology company. He is also a director of the University of Virginia Heart Center, and a trustee of the Southern Environmental Law Center. Mr. Logan received a B.A. from Hiram College and a P.M.D. from Harvard Business School.

        Mario M. Rosati has been a director of VIVUS since March 1999. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971. Mr. Rosati also serves as a director of Aehr Test Systems, Genus, Inc., Sanmina-SCI Corporation and Symyx. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

        Linda M. Dairiki Shortliffe, M.D. has been a director of VIVUS since June 1999. Dr. Shortliffe has been Professor of Urology at Stanford University School of Medicine since 1993 and Chair of the Department of Urology since 1995. She has also been Chief of Pediatric Urology of Lucile Salter Packard Children’s Hospital at Stanford since 1991. She is a Fellow of the American College of Surgeons and the American Academy of Pediatrics and serves as a Trustee to the American Board of Urology. Dr. Shortliffe has authored numerous publications and her works appear in prominent medical journals and books. Dr. Shortliffe received an A.B. from Radcliffe/Harvard College and an M.D. from Stanford University.

        Graham Strachan has been a director of VIVUS since June 2001. From 1987 to 1999, he was President and CEO of Allelix Biopharmaceuticals Inc., now NPS Allelix Pharmaceuticals Inc., which is engaged in the discovery and development of novel, small molecule drugs and recombinant therapeutic proteins. Between 1982 and 1986, Mr. Strachan held other executive level positions within Allelix, of which he was a co-founder in 1981. He has also been active in community service, particularly in life science organizations, and is currently chair of the Ontario Mental Health Research Foundation and the Canadian Biotechnology Human Resource Council. Mr. Strachan holds a B.Sc. Honours Chemistry degree from the University of Glasgow, is a Qualified Patent Agent in Canada and in the United States, and he completed an Advanced Management Program at the University of Western Ontario in 1972.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Board Meetings

        The Board of Directors met five times and acted by unanimous written consent three times during fiscal 2003. All directors attended all of the meetings of the Board of Directors during fiscal 2003, and all directors attended at least 75% of the meetings of the committees on which they served during fiscal 2003.

Board Independence

        The Board of Directors has determined that each of its current directors, including all directors standing for re-election, except for Virgil A. Place, the Chairman of the Board and Chief Scientific Officer, and Leland F. Wilson, the President and Chief Executive Officer, is independent within the meaning of the Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time.

Board Committees

        The Board of Directors has Audit, Compensation and Nominating and Governance Committees. Each of these committees has adopted a written charter, all three of which can be found on our website at www.vivus.com. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, the number of meetings held during fiscal year 2003 and its function:

        Audit Committee

        The Audit Committee consists of directors Logan, Shortliffe and Strachan, each of whom is independent within the meaning of the Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time. The Board of Directors has determined that Mr. Logan is an “audit committee financial expert” as defined in SEC rules. The Audit Committee held four meetings during fiscal year 2003. It has held two meetings since the end of fiscal year 2003. Mr. Logan serves as Chairman of the Audit Committee.

        The Audit Committee is responsible for:

        •   overseeing the accounting, financial reporting and audit processes;
        •   making recommendations to the Board of Directors regarding the selection of independent auditors;
        •   reviewing the results and scope of audit and other services provided by the independent auditors;
        •   reviewing the accounting principles and auditing practices and procedures to be used in preparing the
            Company’s financial statements; and
        •   reviewing the Company's internal controls.

        The Audit Committee works closely with management and the Company’s independent auditors. The Audit Committee also meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

        The Audit Committee Report is included herein on page 14.

        Compensation Committee

        The Compensation Committee consists of directors Rosati, Logan and Shortliffe. The Compensation Committee held four meetings during fiscal year 2003. None of the members of the Compensation Committee is currently one of the Company’s executive officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more officers serving as a member of the Company’s Board of Directors or Compensation Committee. It has held two meetings since the end of fiscal year 2003.

        The Compensation Committee is responsible for:

        •   reviewing and approving the compensation and benefits for the Company’s officers and directors;
        •   administering the Company’s 1994 Employee Stock Purchase Plan and 2001 Stock Option Plan;
        •   making recommendations to the Board of Directors regarding such matters; and
        •   performing other duties regarding compensation for employees and consultants as the Board of Directors may delegate from time to time.

        The Compensation Committee Report is included herein on page 15.

        Nominating and Governance Committee

        In January 2004, the Board of Directors constituted a Nominating and Governance Committee and adopted a Nominating and Governance Committee charter. The Nominating and Governance Committee consists of directors Rosati and Shortliffe, each of whom is independent within the meaning of the Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time. Because the Nominating and Governance Committee was recently constituted, it did not hold any meetings during fiscal year 2003. It has held one meeting since the end of fiscal year 2003.

        The Nominating and Governance Committee is responsible for:

        •   considering and periodically reporting on matters related to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;
        •   developing and recommending governance principles applicable to VIVUS; and
        •   overseeing the evaluation of the Board of Directors and management.

        The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Nominating and Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to our Chief Financial Officer at VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040. In addition, procedures for stockholder direct nomination of directors are discussed above under “Deadline for Receipt of Stockholder Proposals” and are discussed in detail in our bylaws, which can be provided to you upon written request.

        Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at its annual meetings of stockholders, directors are encouraged to attend annual meetings of stockholders. Two directors attended the Company’s 2003 Annual Meeting of Stockholders. The Nominating and Governance Committee will consider, during the upcoming year, adopting a formal policy on director attendance at annual meetings of stockholders.

        Although the Company does not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by submitting an email to ir@vivus.com or by writing to us at VIVUS, Inc., Attention: Chief Financial Officer, 1172 Castro Street, Mountain View, CA 94040. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

        The Nominating and Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, health care, education, or government. They should be committed to enhancing stockholder value and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly, all director duties. Each director must represent the interests of VIVUS stockholders.

        The Nominating and Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee intends to regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee plans to consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and skill on the Board of Directors.

Code of Ethics

        The Board of Directors has adopted a Code of Ethics which is applicable to all employees of the Company, including its principal executive officer and senior financial officer. The Code of Ethics may be found on our website at www.vivus.com or a copy can be provided upon request made by email to ir@vivus.com or by writing to us at VIVUS, Inc., Attention: Chief Financial Officer, 1172 Castro Street, Mountain View, CA 94040. VIVUS will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the person to whom the waiver was granted, on our website on the Investor Relations page.

Compensation of Directors

        Our non-employee directors, or Outside Directors, receive $25,000 per annum, paid in equal quarterly installments, as well as reimbursement for expenses incurred in connection with attending board and committee meetings. Under the Company’s 2001 Stock Option Plan, or the 2001 Plan, each Outside Director is automatically granted a non-qualified option to purchase 32,000 shares of Common Stock upon the date on which such person first becomes a director with an exercise price equal to the fair market value of the Company’s Common Stock as of the date of grant, also called the Initial Option. Thereafter, each Outside Director is automatically granted a non-qualified option to purchase 8,000 shares under the 2001 Plan on the date of each Annual Meeting of Stockholders, or the Subsequent Option, provided such director is re-elected and provided he or she has served as a director for at least six months as of such date. Initial Options granted under the 2001 Plan vest as to one-fourth (1/4th) of the shares on each anniversary date of grant over a period of four years so long as the optionee remains a director of the Company. Subsequent Options begin to vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of the Company. Non-employee directors are also eligible to receive additional stock option grants. In January 2004, the Board of Directors granted each Outside Director a non-qualified stock option to purchase an additional 2,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant that vest monthly over a period of one year starting in January 2004.

        Options granted under the 2001 Plan to Outside Directors have a term of ten years unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 2001 Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee. The 2001 Plan is designed to work automatically, without administration, with respect to the granting of options to Outside Directors; however, to the extent administration is necessary, the 2001 Plan has been structured so that options granted to Outside Directors who administer the Company’s other employee benefit plans shall qualify as transactions exempt from Section 16(b) of the Securities and Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

Vote Required

        The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no other legal effect under Delaware law.

        THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Proposal

        The Board of Directors has selected KPMG LLP to audit the Company’s financial statements for the fiscal year ending December 31, 2004. The decision of the Board of Directors to appoint KPMG LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm and its reputation for integrity and competence in auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with KPMG LLP in all of these respects.

        KPMG LLP audited the Company’s financial statements as of December 31, 2003.

Required Vote

        Stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2004 is not required by the Company’s bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board is seeking stockholder ratification of its appointment of the Company’s independent auditors. In the event that the stockholders do not approve the selection of KPMG LLP, the appointment of the independent auditors may be reconsidered by the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        KPMG LLP was first appointed in fiscal year 2002, and has audited the Company’s financial statements for fiscal years 2002 and 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2004.

FEES BILLED BY KPMG LLP DURING FISCAL 2003 AND 2002

        The approximate aggregate fees billed to VIVUS during fiscal years 2003 and 2002 for professional services by KPMG LLP are set forth below:

	2003	2002

Audit Fees (1)	$185,900	$132,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	2,925	1,800

Total Fees	$188,825	$134,300

(1)

Audit Fees: This category consists of fees for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

8
(2)	Audit-Related Fees: There were no audit related fees billed by KPMG LLP during these periods.

(3)	Tax Fees: There were no tax fees billed by KPMG LLP during these periods.

(4)

All Other Fees: This category consists of fees incurred for work related to information provided to VIVUS concerning United States Generally Accepted Accounting Principles for use in our arbitration against Janssen Pharmaceutica, which is no longer pending. The Audit Committee considered and determined that the accountant’s provision of non-audit services is compatible with the accountant’s independence.

        The Audit Committee has established a policy governing our use of KPMG LLP for non-audit services. Under the policy, management may use KPMG LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtain the Audit Committee’s approval before such services are rendered. In fiscal year 2003, all fees identified above under the caption “All Other Fees” that were billed by KPMG LLP were approved by the Audit Committee.

EXECUTIVE OFFICERS

        The following table and the biographical information that follows it sets forth information as of the Record Date regarding the executive officers of the Company:

Name	Age	Position

Virgil A. Place, M.D	79	Chairman of the Board, Chief Scientific Officer and Director
Leland F. Wilson	59	President, Chief Executive Officer and Director
John Dietrich, Ph.D	57	Vice President, Research and Development
Neil Gesundheit, M.D	51	Vice President, Clinical Research
Guy P. Marsh	50	Vice President, U.S. Operations
James R. Nickel, M.D.	55	Vice President, Clinical Medicine
Terry M. Nida	55	Vice President, Corporate Development and International Marketing
Larry J. Strauss	52	Vice President, Finance and Chief Financial Officer
Peter Y. Tam	40	Vice President, Strategic Planning and Corporate Development
Carol Zoltowski, V.M.D	54	Vice President, Regulatory Affairs

        The biographical information of Mr. Wilson and Dr. Place is set forth above at Proposal No. 1, “Election of Directors.”

        John Dietrich, Ph.D. has been Vice President of Research and Development for VIVUS since October 2000. Prior to that time, he held a similar position at Cellegy Pharmaceuticals. From 1991 until 1999, Dr. Dietrich was Vice President of R&D at Allelix Biopharmaceuticals in Toronto, Canada, where he was responsible for all preclinical and clinical departments and managed a staff of 125 people. Dr. Dietrich received a B.S. from the University of Dayton and a Ph.D. in Pharmacology from the University of North Carolina and was an Assistant Professor at the University of Illinois School of Medicine.

        Neil Gesundheit, M.D., M.P.H. has been Vice President, Clinical Research for VIVUS since January 1994. In August 1999, Dr. Gesundheit transitioned to part-time status to assume the position of Associate Dean for Medical Education at the Stanford University School of Medicine. Dr. Gesundheit previously served as Vice President, Clinical and Regulatory Affairs at VIVUS from January 1994 to September 1997 and as Chief Medical Officer from August 1998 to August 1999. From 1989 to 1993, Dr. Gesundheit was Associate Director of Clinical Research at Genentech, Inc. He holds an A.B. degree from Harvard College, an M.D. from the University of California, San Francisco, and an M.P.H. from the University of California, Berkeley. Dr. Gesundheit is Board Certified in Internal Medicine and in the subspecialty of endocrinology and metabolism.

        Guy P. Marsh has been Vice President of U.S. Operations for VIVUS since July 2000. Mr. Marsh joined VIVUS in May 1998 in the position of Senior Director, U.S. Operations, and assumed the responsibilities of General Manager, Operations in April 1999. Prior to joining VIVUS, Mr. Marsh served as Vice President Technical Operations for Copley Pharmaceutical, Inc. from April 1994 to April 1998. Also during this period, Mr. Marsh served as a liaison between Copley Pharmaceutical and Copley’s majority stockholder, Hoechst-Celanese Corporation. From November 1987 to April 1994, Mr. Marsh served in various manufacturing, sales and business management roles for Hoechst-Roussel Pharmaceuticals, Inc. Mr. Marsh received a B.S. in Engineering from New Jersey Institute of Technology, holds a New Jersey State Professional Engineering License, and received an MBA from Seton Hall University.

        James R. Nickel, M.D. has been Vice President, Clinical Medicine for VIVUS since November 2003. From 1999 to 2003, Dr. Nickel served as the Corporate Medical Director and Chief Medical Officer at Alpha Therapeutic Corporation, a wholly-owned subsidiary of Mitsubishi Pharma Corporation. From 1988 to 1999, Dr. Nickel served as a Medical Director for Bayer Corporation. Dr. Nickel received a B.S in chemistry at Stanford University and his medical degree at UCLA School of Medicine. He completed his residency in Pathology at John Hopkins Hospital.

        Terry M. Nida has been Vice President, Corporate Development and International Marketing for VIVUS since August 1998. From November 1995 to August 1998, Mr. Nida was Vice President, Europe, and effective March 28, 1996 was appointed as an executive officer. Prior to joining VIVUS, Mr. Nida was Vice President, Sales, Marketing and Business Development at Carrington Laboratories, with responsibility for all sales, marketing and business development activities. Mr. Nida was Senior Director, Worldwide Sales, Marketing and Business Development for Centocor, Inc. from 1993 to 1994, and Director of Sales and Marketing in Europe for Centocor, Inc. from 1990 to 1993. He received a B.A and M.A. from Wichita State University.

        Larry J. Strauss has been Vice President, Finance and Chief Financial Officer for VIVUS since September 2003. Prior to joining VIVUS, Mr. Strauss served as Vice President of Finance and Site Manager for Baxter Healthcare Corporation’s Fremont, California facility. From 1999 to 2002, Mr. Strauss served as Chief Financial Officer of Fusion Medical Technologies, Inc. (Baxter acquired Fusion in 2002). Mr. Strauss was Vice President of Operations for CargioGenesis Corporation from 1997 to 1999 and Corporate Controller from 1996 to 1997. From 1991 to 1995, Mr. Strauss was Director of Finance for Telik, Inc. Earlier in his career, Mr. Strauss served as Vice President, Finance and Chief Financial Officer of XOMA Corporation. Mr. Strauss earned a B.S. degree, cum laude, in Mathematics from Claremont Men’s College (Claremont McKenna College) and an M.S. degree in Industrial Engineering and Operational Research from the University of California, Berkeley.

        Peter Y. Tam has been Vice President of Strategic Planning and Corporate Development at VIVUS since November 2002. Mr. Tam joined VIVUS in 1993 as Manager of Clinical Research, and in 1999 he assumed the responsibilities of Director of Clinical and Corporate Development. Prior to joining VIVUS, Mr. Tam held various research and clinical development positions at Genentech from 1991 through 1993 and XOMA Corporation from 1987 to 1991. Mr. Tam received a B.S. in Chemistry from University of California Berkeley in 1986 and his M.B.A. at Santa Clara University in 2000.

        Carol Zoltowski, V.M.D. has been Vice President, Regulatory Affairs for VIVUS since October 2001. Prior to joining VIVUS, Dr. Zoltowski was a consultant to pharmaceutical and biologic biotechnology companies in both Southern and Northern California. From January 1997 to March 1999, Dr. Zoltowski served as Senior Director and Head of Regulatory Affairs at Shaman Pharmaceuticals, Inc. Before joining Shaman Pharmaceuticals, Dr. Zoltowski was responsible for regulatory affairs at Roche Bioscience, Inflammatory Disease Business Unit. From 1991 until 1994, Dr. Zoltowski held positions in various areas of research and development, business development, and regulatory affairs at Syntex in Palo Alto, California. She is licensed to practice veterinary medicine in California. Dr. Zoltowski received a B.A. in Biology from Seton Hill College and a V.M.D. from the University of Pennsylvania, School of Veterinary Medicine.

Executive Officer Compensation

        The following table sets forth the compensation paid by the Company for services in all capacities during the fiscal years ended December 31, 2003, 2002, and 2001 to the Chief Executive Officer and the four other most highly compensated executive officers:

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Securities		All Other
	Fiscal				Underlying		Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)		Options(#)		($)

Leland F. Wilson	2003	437,413	106,493		100,000		—
President and Chief Executive Officer	2002	420,622	100,465		100,000		—
	2001	396,900	93,023		100,000		—

Terry M. Nida	2003	238,921	25,845		26,250		—
Vice President, Corporate Development	2002	231,145	24,614		26,250		40,721	(2)
and International Marketing	2001	218,792	34,186		35,000		70,995	(2)

John Dietrich, Ph.D	2003	232,682	25,178		26,250		—
Vice President, Research and Development	2002	222,615	23,979		26,250		—
	2001	213,150	1,477	(3)	7,000	(3)	—

Guy P. Marsh	2003	218,319	35,101		35,000		—
Vice President, U.S. Operations	2002	207,949	33,252		35,000		—
	2001	194,400	30,375		35,000		—

Carol Zoltowski	2003	184,221	19,934		26,250		—
Vice President Regulatory	2002	177,180	4,922	(4)	6,653	(4)	—
Officer	2001	43,750	—		22,400		—
_________________
(1)	As of January 1, 2004, the annual base salaries of Mr. Wilson, Mr. Nida, Dr. Dietrich, Mr. Marsh and Dr. Zoltowski were increased to $455,044, $246,089, $237,416, $229,329 and $191,647, respectively.

(2)	Amounts received for housing and automobile allowance.

11

(3)	Dr. Dietrich commenced employment with VIVUS, Inc. on October 2, 2000. Amounts are prorated based on the number of days worked in the year to which the payments and options relate.

(4)	Dr. Zoltowski commenced employment with VIVUS, Inc. on October 1, 2001. Amounts are prorated based on the number of days worked in the year to which the payments and options relate.

        Employment Agreements.   There are no employment agreements between the Company and any of its executive officers, except that Leland F. Wilson is entitled to severance pay of four months’ salary in the event of termination of employment without cause.

        Change of Control Agreements.   We have entered into Change of Control Agreements with Leland F. Wilson, Neil Gesundheit, Terry M. Nida, Larry J. Strauss, James R. Nickel, Guy P. Marsh, Peter Y. Tam, John W. Dietrich and Carol Zoltowski (collectively, referred to as the Executive Officers) containing the same terms and conditions. Upon the involuntary termination of an Executive Officer’s employment without cause in connection with the acquisition of the Company or a change in the management of the Company (collectively referred to herein as a Change of Control), the Executive Officer is entitled to receive the following benefits:

(1)

Monthly severance payments for twenty-four (24) months following the effective date of termination equal to the monthly salary that the Executive Officer was receiving immediately prior to the change of control;

(2)	Monthly severance payments equal to one-twelfth (1/12) of the Executive Officer’s target bonus for the fiscal year in which the termination occurs;

(3)

Pro-rated amount of the Executive Officer’s target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year that the Company employed the Executive Officer;

(4)	Continuation of benefits through the end of the severance period that is identical to those the Executive Officer was entitled to immediately prior to the Change of Control;

(5)	Outplacement services not to exceed twenty thousand dollars ($20,000.00); and

(6)	All unvested stock options granted and outstanding will automatically accelerate in full and become immediately vested and exercisable upon the closing of a Change of Control event.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2003 to each of the executive officers named in the Summary Compensation Table. Potential realizable values (i) are net of exercise price before taxes, (ii) assume that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term, and (iii) assume that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on SEC rules and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

	Option Grants in Fiscal 2003
	Individual Grants

		% of Total
	Number of	Options			Potential Realizable Value
	Underlying	Granted to			At Assumed Annual Rates of
	Securities	Employees	Exercise		Stock Price Appreciation for
	Options	in Fiscal	Price Per	Expiration	Option Term
Name	Granted(1)	Year(2)	Share ($)(3)	Date	5%	10%

Leland F. Wilson	100,000	15.56%	4.0000	01/21/13	$251,557.85	$637,496.99
Terry M. Nida	26,250	4.09%	4.0000	01/21/13	$66,033.93	$167,342.95
John Dietrich, Ph.D	26,250	4.09%	4.0000	01/21/13	$66,033.93	$167,342.96
Guy P. Marsh	35,000	5.45%	4.0000	01/21/13	$88,045.25	$223,123.94
Carol Zoltowski	26,250	4.09%	4.0000	01/21/13	$66,033.94	$167,342.96

(1)

The stock options granted in 2003 are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)	The Company granted options to 642,526 shares of Common Stock to employees in fiscal 2003, including options granted to the individuals named in the Summary Compensation Table above.
(3)

Options are granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported by the Nasdaq National Market on the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth certain information for each of the executive officers named in the Summary Compensation Table relating to the number and value of securities underlying exercisable and unexercisable options held at December 31, 2003. None of these individuals exercised options in 2003, except for Leland F. Wilson who exercised options for 83,333 shares of the Company’s Common Stock in December 2003.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-the-money Options at
	December 31, 2003(#)		December 31, 2003 ($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Leland F. Wilson	1,019,373	180,625	455,224.14	0.00
Terry M. Nida	331,119	50,131	145,795.30	0.00
John Dietrich, Ph.D	96,848	62,652	0.00	0.00
Carol Zoltowski	19,394	43,419	4,712.50	3,987.50
Guy P. Marsh	115,052	67,448	0.00	0.00

(1)

Value of unexercised in-the-money options are based on a value of $3.79 per share, the last reported sale price of our Common Stock on the Nasdaq National Market on December 31, 2003, minus the per share exercise price, multiplied by the number of shares underlying the option.

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2003 with our management. In addition, the Audit Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from KPMG LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

        Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

        This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Mark B. Logan Graham Strachan Linda M. Dairiki Shortliffe, M.D.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee of our Board of Directors, or the Compensation Committee, determines the compensation of our Chief Executive Officer and our other executive officers. The Compensation Committee is comprised entirely of outside directors. In addition to determining the salary and bonus compensation for all of our executive officers, the Compensation Committee determines the nature and timing of awards and grants under our stock option plans.

        The goals of the compensation program are to align compensation with our performance, objectives and stockholder interests, and to attract, retain and reward executive officers whose contributions are critical to our long-term success. The primary components of our compensation package are salary, bonuses and stock options.

Salary

        The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other pharmaceutical companies located on the West Coast. Additionally, the Compensation Committee takes into account general business and economic conditions. We set our salaries to be competitive with the marketplace. None of the factors considered is assigned a specific weight.

Bonuses

        Our bonus plan for executives provides the opportunity for annual cash bonuses based on accomplishment of specific individual performance objectives and in recognition of attaining certain company wide goals. These objectives are set at the beginning of the fiscal year based on our long-term and short-term objectives, and performance against these objectives is assessed at the beginning of the next fiscal year.

Stock Options

        The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management’s interests with our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our key employees to continue in our employ and encourages employees to maintain a long-term perspective. The Compensation Committee has been given the authority by the Board of Directors to grant stock options to our executives under our 2001 Stock Option Plan. In determining the size of stock option grants, the Compensation Committee focuses primarily on our performance and the perceived role of such executive in accomplishing these objectives as well as the satisfaction of individual performance objectives. The Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

Compensation of the Chief Executive Officer

        Leland F. Wilson has been the President and Chief Executive Officer since 1991. The Compensation Committee used the same compensation policy described above for all executive officers to determine Mr. Wilson’s fiscal year 2003 compensation. In setting both the cash-based and the equity-based elements of Mr. Wilson’s compensation, the Compensation Committee considered the company’s performance, competitive forces taking into account Mr. Wilson’s experience and knowledge, and Mr. Wilson’s leadership in achieving our long-term goals. The Compensation Committee determined that it was appropriate to increase Mr. Wilson’s base salary during fiscal year 2003 from $420,622 to $437,413 commencing in January 2003. The cash bonus award paid to Mr. Wilson for 2003 was $73,835 which was not paid until February 2004. During fiscal year 2003, he received a stock option grant under our 2001 Stock Option Plan for 100,000 shares. These options vest over four years. The Compensation Committee believes Mr. Wilson’s fiscal year 2003 compensation was fair, relative to the company’s performance and Mr. Wilson’s individual performance and leadership, and it rewards him for this performance and will serve to retain him as a key employee.

Policy Regarding Deductibility of Compensation

        We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2003 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation. In the opinion of the Compensation Committee the foregoing compensation policies have been successful in tying compensation directly to the company’s performance and aligning stockholder interest, as well as to attract and retain qualified executives. The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

        This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Mario M. Rosati Mark B. Logan Linda M. Daikiri Shortliffe, M.D.

Compensation Committee Interlocks and Insider Participation

        The Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Committee also administers various incentive compensation and benefit plans. Mr. Wilson, President and Chief Executive Officer, and Larry Strauss, Vice President of Finance and Chief Financial Officer, generally participate in discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Wilson and Mr. Strauss are excluded from discussions regarding their respective salaries and incentive compensation.

Corporate Performance Graph

        The following graph shows a comparison of total stockholder return for holders of the Company’s Common Stock from April 7, 1994, the date of the Company’s initial public offering, through December 31, 2003 compared with the Nasdaq Stock Market and Nasdaq Pharmaceutical Stocks. Total stockholder return assumes $100 invested at the beginning of the period in Common Stock of the Company, the stock represented in the Nasdaq Pharmaceutical Stocks and the stock represented in the Nasdaq Stock Market, respectively. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical technology stocks like VIVUS are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical technology stocks.

			NASDAQ
		NASDAQ Stock	Pharmaceutical–
	VIVUS, INC.	Market – U.S.	U.S. & foreign
4/7/1994	100.000	100.000	100.000
4/29/1994	103.390	97.136	95.947
5/31/1994	94.915	97.373	94.650
6/30/1994	94.915	93.820	87.257
7/29/1994	93.220	95.751	89.897
8/31/1994	93.220	101.850	99.652
9/30/1994	88.136	101.591	98.276
10/31/1994	89.831	103.577	945.918
11/30/1994	89.831	100.144	95.337
12/30/1994	103.390	100.428	92.247
1/31/1995	89.831	100.997	97.633
2/28/1995	101.695	106.335	101.322
3/31/1995	116.949	109.475	99.873
4/28/1995	88.136	112.919	102.679
5/31/1995	77.153	115.837	103.973
6/30/1995	101.695	125.205	116.155
7/31/1995	103.390	134.399	126.156
8/31/1995	162.712	137.122	141.077
9/29/1995	139.837	140.287	145.136
10/31/1995	137.288	139.479	139.651
11/30/1995	176.271	142.736	146.663
12/29/1995	211.864	141.989	169.192
1/31/1996	191.105	142.696	183.997
2/29/1996	170.346	148.138	180.261
3/29/1996	210.169	148.635	176.187
4/30/1996	205.085	160.945	185.357
5/31/1996	200.854	168.328	191.464
6/28/1996	222.034	160.728	170.663
7/31/1996	247.458	146.432	152.085
8/30/1996	237.288	154.653	163.170
9/30/1996	257.627	166.464	174.846
10/31/1996	227.119	164.621	167.064
11/29/1996	233.058	174.827	164.246
12/31/1996	245.763	174.680	169.403
1/31/1997	413.559	187.071	183.885
2/28/1997	374.576	176.721	184.791
3/31/1997	271.186	165.192	160.782
4/30/1997	250.427	170.337	151.184
5/30/1997	277.125	189.640	173.684
6/30/1997	322.888	195.490	173.007
7/31/1997	405.085	216.088	177.731
8/29/1997	362.712	215.753	175.636
9/30/1997	508.475	228.569	194.120
10/31/1997	357.627	216.659	184.473
11/28/1997	303.390	217.805	178.734
12/31/1997	144.068	214.006	1745.569
1/31/1998	200.854	220.770	172.791
2/28/1998	157.627	241.553	178.647
3/31/1998	159.322	250.498	191.701
4/30/1998	144.068	254.717	187.000
5/31/1998	125.424	240.551	180.187
6/30/1998	81.776	257.375	176.795
7/31/1998	89.831	254.324	178.207
8/31/1998	40.678	203.867	136.622
9/30/1998	47.037	232.130	166.931
10/31/1998	38.563	242.346	178.123
11/30/1998	41.098	266.980	186.815
12/31/1998	35.173	301.640	221.591
1/31/1999	35.173	345.388	242.621
2/28/1999	35.173	314.459	226.622
3/31/1999	54.237	338.206	242.976
4/30/1999	64.407	348.946	224.515
5/31/1999	58.047	339.140	238.946
6/30/1999	35.593	369.596	248.021
7/31/1999	44.068	362.923	278.274
8/31/1999	44.068	378.214	301.645
9/30/1999	40.678	378.645	285.236
10/29/1999	31.783	408.970	288.941
11/30/1999	30.508	458.539	325.687
12/31/1999	42.793	559.325	417.818
1/31/2000	61.871	538.768	479.432
2/29/2000	77.966	641.498	674.813
3/31/2000	112.285	628.406	512.556
4/28/2000	67.797	528.522	452.046
5/31/2000	78.820	464.771	441.240
6/30/2000	94.075	546.377	569.565
7/31/2000	65.261	517.829	529.286
8/31/2000	70.346	579.029	634.064
9/29/2000	57.627	503.792	625.410
10/31/2000	44.068	462.387	565.633
11/30/2000	27.539	356.245	499.657
12/29/2000	29.234	337.329	521.168
1/31/2001	51.661	378.182	499.096
2/28/2001	47.458	292.758	474.004
3/30/2001	57.763	251.747	385.937
4/30/2001	52.881	289.292	434.193
5/31/2001	60.339	288.974	469.337
6/29/2001	42.034	296.866	479.439
7/31/2001	44.068	278.005	441.109
8/31/2001	54.237	247.737	442.570
9/28/2001	40.949	205.987	386.527
10/31/2001	42.034	232.430	425.824
11/30/2001	54.102	265.519	465.901
12/31/2001	66.034	267.750	444.169
1/31/2002	93.966	265.721	401.284
2/28/2002	95.593	238.086	389.055
3/31/2002	120.136	253.701	397.325
4/30/2002	84.475	232.628	351.253
5/31/2002	105.627	222.367	322.053
6/30/2002	91.797	202.227	281.741
7/31/2002	60.339	183.762	284.270
8/31/2002	57.627	181.814	277.478
9/30/2002	58.576	162.262	259.675
10/31/2002	44.475	184.429	283.753
11/30/2002	60.339	204.989	299.870
12/31/2002	50.576	185.114	287.015
1/31/2003	45.559	183.113	290.530
2/28/2003	46.237	185.686	292.019
3/31/2003	46.102	186.222	310.694
4/30/2003	60.475	203.147	343.020
5/31/2003	67.797	220.987	383.002
6/30/2003	68.475	224.531	389.680
5/31/2003	67.797	220.987	383.002
6/30/2003	68.475	224.531	389.680
7/31/2003	53.695	240.004	418.984
8/31/2003	53.966	250.464	416.808
7/31/2003	53.695	240.004	418.984
8/31/2003	53.966	250.464	416.808
9/30/2003	47.458	247.206	411.502
10/31/2003	50.576	267.100	406.568
9/30/2003	47.458	247.206	411.502
10/31/2003	50.576	267.100	406.568
11/30/2003	48.949	271.059	403.789
12/31/2003	51.390	276.764	420.644

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of April 1, 2004 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director of the Company; (iii) each of the executive officers named in the Summary Compensation Table on page 11 hereof; and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Five Percent Stockholders,	Beneficially Owned Stock (1)
Directors and Executive Officers	Number of Shares	Acquirable (2)	Percent
Royce & Associates LLC	3,922,300	—	10.3%
Virgil A. Place, M.D. (3)	561,895	70,803	1.66%
Leland F. Wilson (4)	683,253	1,066,664	4.48%
Mark B. Logan	—	66,000	*
Mario M. Rosati	—	66,000	*
Linda M. Dairiki Shortliffe, M.D	—	66,000	*
Graham Strachan	—	34,000	*
Terry M. Nida	48,330	343,214	1.02%
John Dietrich, Ph.D	11,166	119,475	*
Guy P. Marsh	3,701	134,582	*
Carol Zoltowski	—	31,952	*

All directors and executive officers as a
group (14 persons)	1,470,675	2,291,401	9.34%
_________________
*	Less than 1%

(1)

Applicable percentage ownership is based on 37,995,600 shares of Common Stock as of April 1, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2004 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)

Includes options to purchase shares of Common Stock currently exercisable or exercisable within 60 days after April 1, 2004, which are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)

Includes 31,600 shares of Common Stock held by Dr. Place as Custodian for V. Aristophanes Kamehameha A.H. Place under the Hawaii Uniform Transfers to Minors Act, of which Dr. Place is the beneficial owner.

(4)	Includes 25,000 shares of Common Stock held by the Leland F. Wilson Living Trust.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file certain reports of ownership with the Securities and Exchange Commission, or the SEC. Such officers, directors and stockholders are also required by SEC rules to provide the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by the Company or on written representations from certain reporting persons submitted to the Company during the year ended December 31, 2003, the Company believes that during the period from January 1, 2003 to December 31, 2003, its executive officers, directors and ten percent (10%) stockholders complied with all Section 16(a) requirements, except that each of Leland F. Wilson, John Dietrich, Guy Marsh, Terry Nida, Peter Tam, Carol Zoltowski, Richard Walliser and Virgil Place did not timely file a Form 4 in connection with the grant of stock options by the Compensation Committee at its meeting on January 20, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements with Executive Officers

        In July 1998, the Board of Directors approved a form of Change of Control Agreement for all senior executives. The Change of Control Agreement recognizes that there may be periods where another company or another entity considers the possibility of acquiring the Company or that a change in the management of the Company may otherwise occur (collectively known as a Change of Control), with or without the approval of the Company’s Board of Directors. The Change of Control Agreement recognizes that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail in the section under “Executive Officer Compensation” on page 12 of this Proxy Statement.

Assignment of certain Intellectual Property to the Company

        The Company’s founding scientist, Chairman of the Board and Chief Scientific Officer, Virgil A. Place, M.D., invented the Company’s transurethral system for erection (MUSE) while serving as ALZA Corporation’s Executive Director of Medical and Regulatory Affairs. Dr. Place formed VIVUS in April 1991 to further develop the MUSE technology. In August 1991, Dr. Place entered into a letter agreement with ALZA Corporation, or ALZA, covering the MUSE technology. This was superseded by an Assignment Agreement between ALZA and the Company that was executed on December 31, 1993. The Assignment Agreement provides for the assignment by ALZA of patent applications related to the MUSE technology. In consideration of the rights granted to the Company under the Assignment Agreement, the Company issued shares of Common Stock to ALZA and is required to pay certain royalties on the sale of any products for the transurethral treatment of erectile dysfunction. To maintain exclusive rights beyond December 31, 1999, the Company issued an additional 200,000 shares of Common Stock to ALZA in May 1996.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Other Transactions

        Mario M. Rosati, a Director and the Secretary, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which serves as outside corporate counsel for the Company.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

The Board of Directors

Mountain View, California
April 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VIVUS, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS – JUNE 14, 2004

        The undersigned stockholder of VIVUS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2004, and the 2003 Annual Report to Stockholders and hereby appoints Leland F. Wilson and Larry J. Strauss, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of VIVUS, Inc. to be held on June 14, 2004, at 10:00 a.m. local time, at VIVUS, Inc., 1172 Castro St., Mountain View, CA 94040 and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        THIS PROXY WILL BE VOTED, AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2004, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

A.  Election of Directors

1.  The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
01	Virgil A. Place, M.D.	☐	☐
02	Leland F. Wilson	☐	☐
03	Mark B. Logan	☐	☐
03	Linda M. Shortliffe, M.D.	☐	☐
04	Mario M. Rosati	☐	☐
05	Graham Strachan	☐	☐

B.  Issues

The Board of Directors recommends a vote FOR the following proposals.

2.	Proposal to ratify the appointment of KMPG LLP as the	☐ For ☐ Against ☐ Abstain
independent auditors of VIVUS, Inc. for fiscal 2004;

3.	To transact such other business, in their discretion, as may	☐ For ☐ Against ☐ Abstain
properly come before the Meeting or any adjournments thereof.

C.  Authorized Signatures — Sign Here — This Section must be completed for your instructions to be executed.

Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder. NOTE: This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)